Exhibit 10.2
ASSIGNMENT AND ASSUMPTION OF
AGREEMENT OF PURCHASE AND SALE

    THIS ASSIGNMENT AND ASSUMPTION OF AGREEMENT OF PURCHASE AND SALE”) is entered into as of November 4, 2021, by and between RREEF AMERICA L.L.C., a Delaware limited liability company, (“Assignor”), and RPT THE GLENN, LLC, a Delaware limited liability company (“Assignee”), with reference to the following:

A.Assignor is a party to that certain Agreement of Purchase and Sale dated October 25, 2021 by and between JONES I MNMA, L.L.C., a Delaware limited liability company, as “Seller”, and Assignor, as “Purchaser” (the “Purchase Agreement”) related to the acquisition of the real property commonly known as The Glenn Apartments, located at 9300 East Mineral Avenue, Centennial, Colorado. Except as otherwise defined herein, all initially capitalized terms herein have the meanings given to such terms in the Purchase Agreement.

B.Pursuant to Section 16.8 of the Purchase Agreement, Assignor wishes to assign to Assignee, and Assignee wishes to assume, all of Assignor’s rights, title, interest and obligations under the Purchase Agreement, under the terms and conditions set forth below.

NOW, THEREFORE, for a good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and intending to be legally bound hereby, Assignor and Assignee hereby agree as follows:

1.The recitals set forth above are true and correct and are incorporated herein in their entirety.

2.Assignor hereby assigns to Assignee all of its right, title, interest and obligations as “Purchaser” under the Purchase Agreement.

3.Assignee hereby accepts the foregoing assignment and hereby assumes all of Assignor’s rights, title, interest and obligations as “Purchaser” under the Purchase Agreement.

4.Assignor acknowledges that this Assignment shall not relieve it of any of its obligations under the Purchase Agreement.

5.Assignor hereby agrees that any amounts deposited with Chicago Title Insurance Company or otherwise paid for the benefit of the Purchaser under the Purchase Agreement, and all documents, instruments, title commitments, surveys, inspection reports and other items delivered to or prepared on behalf of Purchaser, or delivered to Seller or Chicago Title Insurance Company, by or for the benefit of the Purchaser, are hereby assigned to and shall inure to the benefit of Assignee.

6.This Assignment is made and delivered in the State of Colorado, and shall be construed under and governed by Colorado law, without regard to its conflict of law principles.

7.This Assignment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

8.This Assignment may be executed in any number of counterparts, each of which, when executed and delivered, shall be an original, but all counterparts shall together constitute one and the same instrument. For purposes of this Assignment, signatures by facsimile or .pdf shall be binding to the same extent as original signatures.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment as of the date first set forth above.

“ASSIGNOR”

RREEF AMERICA L.L.C.,
a Delaware limited liability company

By:	/s/ Peter Heigl
Name:	Peter Heigl
Title:	Authorized Signatory

By:	/s/ Anne-Marie Vandenberg
Name:	Anne-Marie Vandenberg
Title:	Authorized Signatory

“ASSIGNEE”

RPT THE GLENN, LLC,
a Delaware limited liability company

By:	/s/ Anne-Marie Vandenberg
Name:	Anne-Marie Vandenberg
Title:	Authorized Signatory

By:	/s/ Eric Russell
Name:	Eric Russell
Title:	Authorized Signatory

SIGNATURE PAGE TO ASSIGNMENT AND ASSUMPTION OF
AGREEMENT OF PURCHASE AND SALE